Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces Termination of Tender Offer for its 12 ½% Second-Lien Senior Secured Notes due 2014

Albany, NY – May 17, 2012

Momentive Performance Materials Inc. (the “Company”) announced today that it will terminate its previously announced cash tender offer and related consent solicitation with respect to its outstanding 12 ½ % Second-Lien Senior Secured Notes due 2014 (the “Notes”).

None of the Notes were purchased in the tender offer and as a result of the termination, all of the Notes previously tendered will be promptly returned to the holders thereof, and no tender offer consideration or consent and early tender payment will be paid to holders who have tendered.

J.P. Morgan, BMO Capital Markets, BofA Merrill Lynch, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., Morgan Stanley and UBS Investment Bank have acted as Dealer Managers and Solicitation Agents for the tender offer for the Notes. Questions regarding the tender offer may be directed to J.P. Morgan at (800) 245-8812 (toll-free) or (212) 270-1200 (collect).

Global Bondholder Services Corporation has acted as the Information Agent for the tender offer. Questions may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-4500 (for all others).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Momentive Performance Materials Inc.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of Momentive Performance Materials Holdings LLC, the owner of its sister company, Momentive Specialty Chemicals Inc., the global leader in thermoset resins. Additional information is available at www.momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the

Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Specialty Chemicals Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC, including our quarterly reports on Form 10-Q. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts

Investors:

John Kompa

614-225-2223

john.kompa@momentive.com

Media:

John Scharf

518-233-3893

john.scharf@momentive.com

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